Exhibit 8

EXECUTION COPY

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

COINMACH HOLDINGS, LLC

This FIRST AMENDMENT, dated as of November 24, 2004 (this “Amendment”), to the Limited Liability Company Agreement of Coinmach Holdings, LLC (the “LLC”), dated as of March 6, 2003, as amended through the date hereof (the “Agreement”) is by and among the Unitholders signatories hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of November 19, 2004, by and among the LLC and Coinmach Service Corp., a Delaware corporation (“CSC”), the LLC will exchange its shares of Coinmach Laundry Corporation and Appliance Warehouse of America, Inc. for certain shares of CSC’s capital stock; and

WHEREAS, the Unitholders parties hereto, being the holders of the Required Interest, wish to amend the Agreement in the manner set forth herein for the purpose of making certain changes desirable in connection with the exchange described in the foregoing recital.

NOW, THEREFORE, the undersigned Unitholders hereby agree as follows:

1.            Article 1. Article 1 of the Agreement is hereby amended as follows:

a.             The following terms and definitions are added thereto in proper alphabetical order:

“CSC” shall mean Coinmach Service Corp., a Delaware corporation.

b.             The term “Coinmach Class A Preferred Stock” and the definition thereof is deleted.

c.             The definition of the term “Fundamental Change” is hereby amended by adding the following sentence to the end thereof:

“Anything to the contrary notwithstanding, the exchange of the LLC’s shares of capital stock of Coinmach Laundry Corporation and Appliance Warehouse of America, Inc. for shares of capital stock of CSC pursuant to that certain Purchase Agreement, dated as of November 19, 2004, between the LLC and CSC shall not constitute a Fundamental Change.”

3.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.           Incorporation by Reference. This Amendment shall be construed in accordance with the provisions contained in Article XV of the Agreement and such provisions are hereby incorporated by reference, mutatis mutandis, as though expressly set forth herein.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to the Limited Liability Company Agreement of Coinmach Holdings, LLC to be executed on the date first above written.

COINMACH HOLDINGS, LLC

By:	/s/ Robert M. Doyle
Name:	Robert M. Doyle
Title: Chief Financial Officer

GTCR-CLC, LLC

By:	GTCR Fund VII, L.P.
Its:	Managing Member

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

TCW/CRESCENT MEZZANINE PARTNERS II, L.P. TCW/CRESCENT MEZZANINE TRUST II

By:	TCW/Crescent Mezzanine II, L.L.C., as investment manager

By:	TCW/Crescent Mezzanine, L.L.C., its managing owner

By:	/s/ Timothy P. Costello
Name:	TIMOTHY P. COSTELLO
Title:	MANAGING DIRECTOR

TCW LEVERAGED INCOME TRUST, L.P.

By:	TCW Advisors (Bermuda), Ltd., as general partner

By:	/s/ James M. Hassett
Name:	James M. Hassett
Title:	Managing Director

By:	TCW Investment Management Company, as Investment Advisor

By:	/s/ Timothy P. Costello
Name:	TIMOTHY P. COSTELLO
Title:	MANAGING DIRECTOR

TCW LEVERAGED INCOME TRUST II, L.P.

By:	TCW (LINC II), L.P., as general partner

By:	TCW Advisors (Bermuda), Ltd., as general partner

By:	/s/ James M. Hassett
Name:	James M. Hassett
Title:	Managing Director

By:	TCW Investment Management Company, as Investment Advisor

By:	/s/ Timothy P. Costello
Name:	TIMOTHY P. COSTELLO
Title:	MANAGING DIRECTOR

TCW LEVERAGED INCOME TRUST IV, L.P.

By:	TCW Asset Management Company, as Investment Advisor

By:	/s/ Timothy P. Costello
Name:	TIMOTHY P. COSTELLO
Title:	MANAGING DIRECTOR

By:	TCW Asset Management Company, as managing member of TCW (LINC IV), L.L.C., the general partner

By:	/s/ James M. Hassett
Name:	James M. Hassett
Title:	Managing Director

JEFFERIES & COMPANY, INC.

By:	/s/ Daniel E. Eskrs
Name:	Daniel E. Eskrs
Title:	Managing Director

FILBERT INVESTMENT PTE LTD.

By:	/s/ Lim Hock Tay
Name:	Lim Hock Tay
Title:	Director

MCS CAPITAL, INC.

By:	/s/ Stephen R. Kerrigan
Name: Stephen R. Kerrigan
Title: President

/s/ Stephen R. Kerrigan
Stephen R. Kerrigan

/s/ Mitchell Blatt
Mitchell Blatt

/s/ Robert M. Doyle
Robert M. Doyle

/s/ Michael E. Stanky
Michael E. Stanky

/s/ James N. Chapman
James N. Chapman